Exhibit 10.1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) NOR REGISTERED UNDER ANY STATE SECURITIES LAWS AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144, UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

FOR MEMBERSHIP INTERESTS

Agreement made this ____ day of May, 2006, by and between Greens Worldwide, Incorporated, an Arizona corporation, OTCBB GRWW (the “Issuer”) and Worldwide Marketing and Media Group, LLC, a Limited Liability Company (the “Company”), Todd Gershwin, an individual (“Gershwin”) and Edward Manetta, an individual (“Manetta”).  Manetta and Gershwin are sometimes referred to herein as a “Member” or the “Members” of the Company.

In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1.

TERMS.

Subject to the terms and conditions of this Agreement, the Issuer agrees:

i.

that the total common shares issued and outstanding of the Issuer at Closing (as defined below) shall be set forth on Schedule 7(i)(2) to be delivered at Closing.

ii.

that the Issuer at Closing shall transfer to the Members, shares of common stock of Issuer, no par value, in exchange for 100% of the issued and outstanding membership interests of the Company, such that the Company shall become a wholly owned subsidiary of the Issuer. The number of shares of Issuer to be transferred, to the Members of Company shall be determined by dividing the ten trading days average closing price on the OTCBB prior to Closing into the sum of One Million Two Hundred Sixty Thousand Dollars ($1,260,000). Issuer shall also pay Members of the Company a sum of up to $490,000 cash, payable as follows: $290,000 cash at closing, and a subsequent payment of $100,000 cash on December 31, 2006. Further, if the Company attains $1.5 million revenue and $400,000 EBITDA for the calendar year 2006, an additional earn out cash payment of $100,000 will be made to the Members upon completion of the annual audit.

iii.

Members shall also be entitled to additional common shares of Issuer in the amount of $500,000 subject to the same formula as set forth above, upon the achievement by the Company post closing of minimum revenue of $2.0 million and EBITDA of $500,000 for the calendar year ending December 31, 2006, and an additional amount of common stock of Issuer with a value of $500,000  to Members upon the achievement of $3 million in Revenues and $700,000 in EBITDA for the calendar year ending December 31, 2007, and an additional amount of shares of common stock of Issuer in the amount of $500,000 upon the achievement of $6 million in revenues and $1,000,000 in EBITDA for the calendar year ending December 31, 2010.

iv.

Issuer shall deliver warrants to purchase shares of Issuer’s common stock (the “Warrants”) to Members at closing as follows: 200,000 shares @ $.75 expiring December 31, 2006, 200,000 @ $1.50 expiring December 31, 2007, and $200,000 shares @ $2.00 expiring December 31, 2008.

Issuer further agrees and covenants that the Members shall have the right, commencing as of the Closing date, and which right shall survive until December 31, 2011, to audit the books and records of each of the Issuer and the Company to confirm (a) the results of the Company post Closing through December 31, 2010, and (b) the accuracy of the calculation of the shares to be issued and/or the additional cash to be paid pursuant to and in accordance with paragraphs (ii), (iii) and (iv) above.  If any audit conducted pursuant hereto discloses an error in the reporting of the Company’s results or the calculations by the Issuer, then the Members shall disclose its audit results to Issuer.  Issuer shall, within thirty (30 days of receipt of the audit results remit or authorize and issue, as applicable, to each of Gershwin and Manetta the balance of the cash and/or shares of stock owed to each of them.  If the underreporting yielded a shortfall of more than 10%, then Issuer shall also pay to Manetta and Gershwin the cost of the subject audit.

v. that the Issuer requires the Company to

a)

engage an auditor of its choosing, in a timely manner after execution of this agreement to conduct an audit of Company’s books and records for purposes of providing its audited financial statements and to pay the costs of an audit of the Company’s financial statements, required for the appropriate filing of a report with the SEC in connection with this transaction. However, if Issuer elects not to acquire the Company, Issuer agrees to pay fifty (50%) percent of all costs associated with the audit, with the exception that should the audit of the books and records of Company reflect more than a 10% material difference from the financial statements of Company for December 31, 2005 and March 31, 2006, both to be provided in the course of due diligence, Issuer shall have the right, in its sole discretion, to terminate this Agreement.  Notwithstanding the foregoing, the Newco Accounts shall not be included in the determination as to whether the Company’s books and records reflect a 10% material difference.  Upon such termination, neither party hereto shall have any further obligation to the other except for continuing confidentiality obligations assumed by the parties hereto.

b)

Agree to the filing with the SEC of a form 8K reporting this event within four days of the execution of this Agreement and, similarly, within four days of the Closing.  Issuer shall bear all expenses associate herewith.

vi. that this transaction is subject to delivery by the Issuer of all required documents pre and post closing to effectuate the transaction.

vii. that Issuer shall take all necessary corporate actions so that at Closing, all actions required of Issuer will be in accordance with the Bylaws and Certificate of Incorporation of Issuer, and the laws of the State of Arizona.

viii. The parties agree that if the Issuer is ever de-listed from the OTCBB or any other recognized trading system, and is unable to apply for and obtain a reinstatement within 90 days, Manetta and/or Gershwin shall have the right to buy back the name and all assets and clients of the Company, for the fair market value at that time, which shall be determined by the engagement of an independent valuation expert mutually acceptable to the parties hereto, whose opinion shall be final and binding upon the parties hereto absent arithmetic error, and whose fees shall be paid for by Issuer.

ix. If the Issuer or the Company ever files for bankruptcy, becomes insolvent, makes an assignment on behalf of its creditors, or has an involuntary bankruptcy proceeding commenced against it, Gershwin and/or Manetta shall have the right to buy back the name and all assets and clients of the Company, for the fair market value at that time, which shall be determined by the engagement of an independent valuation expert mutually acceptable to the parties hereto, whose opinion shall be final and binding upon the parties hereto absent arithmetic error, and whose fees shall be paid for by Issuer, in all cases subject to the governing laws, jurisdiction and orders of the bankruptcy court.

x. If either event set forth in paragraphs 1 (viii) or (ix) should occur within the six (6) month period following the Closing, then notwithstanding anything to the contrary in either paragraphs 1 (viii) or (ix), then the purchase price shall be $290,000.  In the case of an event trigger a buy-back option, whether under paragraphs 1(viii), (ix) or this (x), Gershwin and/or Manetta shall serve upon the Company and the Issuer notice of his (or their) intent to exercise this right.  The closing of the buy-back shall occur within thirty (30) days following the Company’s receipt of Gershwin’s and/or Manetta’s notice.

xi. If the Issuer ever has an opportunity to sell the assets of, or the controlling equity in, the Company, then each of Manetta and/or Gershwin shall have the right of first refusal to buy back the name and all assets and clients of the Company, or the controlling equity interest in the Company, in either case under the same terms as are being offered at that time by the interested buying party within 30 days of notification of a pending sale by Issuer, which notice shall set forth in detail the terms of the offering pending.

xii. Issuer agrees that Company will enter into an employment agreement with Manetta at Closing, substantially upon the same terms and conditions of other employment agreements of the Issuer, other than remuneration, and further subject to paragraph 5 hereof (the “Employment Agreement”).

xiii. Issuer and Gershwin shall use good faith efforts to negotiate a consulting agreement between the Company and Gershwin (the “Consulting Agreement”), to be executed as of the Closing.  However, the parties hereto agree that should the parties be unable to reach agreement on the terms of the Consulting Agreement, the same shall not be the basis for any party not to close the transactions contemplated herein.

xiv. Prior to Closing, Company shall work with its accountants to determine the tax consequences of converting the Company from a limited liability company to a C-Corporation prior to Closing.  Provided that such conversion will not yield negative tax consequences for either the Company or either of its Members, then the Company shall undertake to complete this conversion prior to Closing.  However, if such conversation would yield negative tax consequences to either the Company or its Members, then the Company and its Members shall so advise Issuer.  Issuer shall then have five (5) days to elect to either (a) adjust the purchase price hereunder to address said tax consequences to the reasonable satisfaction of the Members, the Company and the Company’s accountants, or (b) to purchase only the assets of the Company, including the Company’s accounts (excluding the Newco Accounts), the receivables pending for the Company’s accounts, the Company’s name, and other assets as may be mutually agreed by the parties hereto.  If the Issuer elects to acquire the assets, rather than the Members’ membership interests in the Company, then the parties hereto shall work together in good faith to revise paragraph 7 hereof to address deliverables necessary to accomplish the asset purchase.  Additionally, Issuer may elect to form a new, wholly owned subsidiary that will acquire the Company’s assets at Closing.

2.

REPRESENTATIONS OF ISSUER  Issuer represents and warrants that

i.

Organization.  Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.  The Issuer is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Issuer.  The Issuer has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its business as now being conducted and as proposed to be conducted.

ii.

Capital.  The entire authorized capital stock of Issuer consists of Fifty Million (50,000,000) shares of common stock, no par value of which ___________________________________________ authorized shares are issued and outstanding, and Five Million (5,000,000) preferred shares, par value $10, of which none are issued and outstanding.  All outstanding shares are fully paid and non-assessable, free of pre-emptive rights.  At the Closing, Issuer shall deliver Schedule 7(i)(2), which shall accurately reflect the issued and outstanding shares of common stock of the Issuer as of the Closing, including the shares of common stock issued to the Members as of the Closing.  As of the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Issuer to issue or to transfer from treasury any additional shares of its capital stock other than the Warrants.  The requisite number of shares have been reserved for issuance to Gershwin and Manetta both at Closing and post Closing, including those shares to be issued upon either of Manetta’s or Gershwin’s exercise of their respective Warrants, as contemplated herein.  The undertakings, representations and warranties of Issuer contained in this Agreement, as they relate to the shares to be issued to Manetta and Gershwin as at, and post Closing, shall survive the Closing of the transactions contemplated herein.

iii.

SEC Reports.  Issuer has filed all required forms, reports, statements, schedules and correspondence and other documents with the Securities and Exchange Commission (“SEC”) for each of the Issuer’s last three fiscal years (collectively, the “Issuer SEC Reports”). The Issuer SEC Reports were filed on a timely basis, and Issuer has furnished, or will furnish within ten (10) days following the execution of this Agreement, to the Members true and complete copies of all of the Issuer SEC Reports.  None of the Issuer SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  All of the Issuer SEC Reports, as of their respective dates (as amended through the date hereof), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act of 1934 and the applicable rules and regulations thereunder. The financial statements, including all related notes and schedules, contained in the Issuer SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Issuer as at the respective dates thereof and the consolidated results of operations and cash flows of Issuer for the periods indicated in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes.  For purposes of this Agreement, the balance sheet and statement of operations of Issuer as of March 31, 2006, is referred to as the “Issuer Balance Sheet and Statement of Operations" and the date thereof is referred to as the “Issuer Balance Sheet Date”.

iv.

Absence of Changes.  Since the Issuer’s last Balance Sheet Date, there has not been any change in the financial condition or operations of Issuer, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse to Issuer or its operations.

v.

Liabilities.  Issuer does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Issuers Balance Sheet.  Issuer is not aware of any pending, threatened, or asserted claims, lawsuits or contingencies involving Issuer or its common stock nor is Issuer aware of any basis therefor.  There is no material dispute of any kind between Issuer and any third party, and no such dispute will exist at Closing not fully disclosed to Company.

vi.

Ability to Carry Out Obligations.  Issuer has the right, power, and authority to enter into and perform its obligations under this Agreement, and, as of the Closing, the Issuer shall cause the Company to have the right, power, and authority to enter into and perform its obligations under the Employment Agreement and the Consulting Agreement (if any) (together, the “Ancillary Agreements”).  This Agreement has been, and the Ancillary Agreements have been or will have been as of the Closing, duly authorized by the Board of Directors of Issuer. No additional proceedings (corporate or otherwise) on the part of Issuer or its stockholders are necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it or the Company (as of the Closing) may be a party and no such proceedings are necessary to authorize the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Issuer, and as of the Closing, the Ancillary Agreements shall have been duly executed and delivered by the Company.  The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder, and the Company’s execution and delivery of the Ancillary Agreements will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, articles of formation, operating agreement, or other agreement or instrument to which either Issuer or the Company (as of the Closing) is a party, or by which Issuer or the Company (as of the Closing) may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Issuer or the Company (as of the Closing) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Issuer or the Company (as of the Closing).  Without limiting the foregoing, no consent, approval, order or authorization of, or registration, declaration or filing (other than as contemplated by Paragraph 1.vii(b) with (a) any governmental authority or (b) any individual, corporation or other entity (including any holder of Issuer’s securities) is required by or with respect to Issuer in connection with the execution and delivery of this Agreement, or the Ancillary Agreements to which it or the Company (as of the Closing) may be a party, or the consummation of the transactions contemplated hereby or thereby

vii.

Full Disclosure.  Issue has no knowledge of any facts pertaining to Issuer which could have an adverse affect on the business or operations of the Issuer, or Issuer’s ownership and operation of the Company post Closing.  No representation or warranty of Issuer in this Agreement, or any certificate furnished by Issuer pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

viii. Contract and Leases.  Issuer is currently carrying on its business and is not a party to contracts, agreements, or lease other than those items disclosed on the Issuer Balance Sheet. No person holds a power of attorney from Issuer.

ix.

Compliance with Laws.  To the best of its knowledge, after due inquiry, Issuer has complied with all federal, state, and local statutes, laws, and regulations pertaining to Issuer and its business.  To the best of its knowledge, after due inquiry, Issuer has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities, including the issuance of the stock and the Warrants to be issued to Manetta and Gershwin as of and following the Closing.

x.

Litigation.  Issuer is not (and has not been), except as disclosed in the Issuers SEC filings, a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Issuer, after due inquiry, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Issuer, and Issuer is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

xi.

Conduct of Business.  From the Issuer Balance Sheet Date to the Closing, Issuer has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets, other than in the ordinary course of business; (2) amended its Certificate of Incorporation or ByLaws; (3) declared dividends;  (4) redeemed or sold stock or other securities; (5) incurred any liabilities, other than in the ordinary course of business; (6) acquired or disposed of any assets, other than in the ordinary course of business; (7) entered into any contract, other than in the ordinary course of business; (8) guaranteed obligations of any third party; or (9) entered into any other transaction, other than in the ordinary course of business.

xii.

Documents.  All minutes, consents, or other documents pertaining to Issuer to be delivered at Closing shall be valid and in accordance with the laws of the State of Arizona.

xiii. Title.  At the Closing all shares issued to Members shall be fully paid and non-assessable; and (ii) free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to Members, impair, restrict, or delay Members’ voting rights with respect to the Issuer Shares.

xiv. Brokers.  Issuer has not retained any Broker or finder to whom or which compensation, whether in the form of commission, finder’s fee or otherwise, would be due in connection with this transaction.

xv.

Binding Obligation.  Upon the execution and delivery of this Agreement, and the execution and delivery of the Warrants and the Ancillary Agreements at Closing, each of the Agreement, the Warrants and the Ancillary Agreements shall be and constitute the legal, valid and binding obligations of Issuer and/or Company (as applicable), enforceable in accordance with their terms, except as enforcement thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting rights of creditors generally and general principles of equity, whether applied at law or in equity.

3.

REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to Issuer the following:

i.

Organization.  The Company is a Limited Liability Company duly organized, validly existing, and in good standing under the laws of New York, and it has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the jurisdictions where qualification is required.  All actions taken by the Members of the Company have been valid and in accordance with the laws of the State of New York.

ii.

Capital.  The capital of the Company consists of the Members’ contributions of equity.  The Members are the sole record and beneficial owners of the equity and have the sole management and dispositive power over the equity.  The memberships were validly issued and are fully paid.  At Closing there will be no outstanding subscriptions or other agreements or commitments obligating the Company to issue any additional memberships

iii.

Financial Statements.   Within 4 days of the execution of this agreement, Company shall engage an auditor of its choosing, practicing before the SEC, to audit the books and records of the Company. Company warrants and represents that it will use its best efforts or have the audit completed within 60 days of the date of this Agreement. However, if Issuer elects not to acquire the Company, Issuer agrees to pay fifty percent of any costs associated with the audit with the exception whereby the audit reflects a more than 10% material adverse difference from the financial statements to be provided by the Company in the course of due diligence, whereupon, Issuer may terminate this Agreement without any liability to Company or Members.

iv.

Absence of Changes.  Except as disclosed in a Schedule to be delivered prior to Closing, since March 31, 2005, there has not been any change in the financial condition or operations of the Company, except changes in the ordinary course of business and the purchase of a membership so as to reduce the number of memberships to two Members.

v.

Liabilities.  Company does not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether  due or to become due, that is not reflected on the Financial Statements for the periods ending December 31, 2005 and March 31, 2006, to be delivered to the Issuer in the course of due diligence or as otherwise disclosed on a Schedule to be delivered prior to Closing. Company is not aware of any pending, threatened, or asserted claims, lawsuits or contingencies involving its Members Equity.  It is agreed that the Company is free of any debt or obligation, other than a line of credit with HSBC and its office lease, or as otherwise disclosed in a Schedule to be delivered prior to Closing.

vi.

Ability to Carry Out Obligations.  Company has the right, power, and authority to enter into and perform its obligations under this Agreement.  The execution and delivery of this Agreement by Company and the performance by Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach of violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of formation, or other agreement or instrument material to the operation of the Company and to which Company is a party, or by which the Company may be bound, nor will any consents or authorizations of any party other than those hereto be required except as disclosed in a Schedule to be delivered prior to Closing (b) an event that would cause Company to be liable to any party; or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Company.

vii.

Full Disclosure.  None of the representations and warranties made by Company herein contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

viii.

Compliance with Laws.  To the best of Company's knowledge, Company has complied with, and to its best knowledge is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to it.  To the best of Company's knowledge, Company has complied with all federal and state laws in connection with the issuance, sale, and distribution of its memberships.

i.

Litigation.  Except as disclosed on a Schedule to be delivered prior to Closing, Company is not (and has never been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation.  To the best knowledge of Company, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Company, and Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

ii.

Conduct of Business.  Except as disclosed on a Schedule to be delivered prior to Closing, from March 31, 2006, to the Closing Date, Company has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets other than in the ordinary course of business; (2) amended its Articles of Formation; (3) except as disclosed on a Schedule to be delivered before Closing, redeemed or sold memberships or other securities except in the ordinary course of business; (4) incurred any liabilities not in the ordinary course of business; (5) acquired or disposed of any assets other than in the ordinary course of business; (6) entered into any contract other than in the ordinary course of business; (7) guaranteed obligations of any third party; or (8) entered into any other transactions other than in the ordinary course of business.

iii.

Documents.  All minutes, consents, or other documents pertaining to Company and to be delivered by Company to Issuer, are true, complete, and correct in all material respects, and are valid and in accordance with applicable law in all material respects.

iv.

Title.  The membership interests to be delivered to Issuer will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind.  None of the Membership interests are subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to the Membership interests, except as provided in this Agreement.  As of the Closing, Company is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the Membership interests.  There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the transfer of the Membership interests to Issuer, impair, restrict, or delay Issuer’s voting rights with respect to the Membership interests.

v.

Counsel.  Company and Members have been represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction and that prior to Closing, Counsel for the Company and Members have not represented either the Issuer or Issuer’s stockholders in any manner whatsoever known to the Company.

vi.

Brokers.  Company and/or Members have not retained any broker for which fees would become due as a result of this transaction.

vii.

Conflicts of Interests of Issuer   Company and Members have reviewed and understand the conflicts of interests, if any, between the Issuer and its officers and directors as disclosed in the Issuers filings with the SEC.

4.

INVESTMENT INTENT.

i.

Restricted Shares.  Members understand that (A) the Issuer Shares Members are receiving from Issuer under this Agreement have not been registered under the Securities Act of 1933, as amended (“the Act”) or the securities laws of any state, based upon an exemption from such registration requirements pursuant to Section 4(2) of the Act; (B) the Issuer Shares are and will be “restricted securities”, as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; and (C) the Issuer Shares may not be sold or otherwise transferred unless exemptions from such registration provisions are available with respect to said resale or transfer or the shares have been registered under the Act.

ii.

Transferability.  Member will not sell or otherwise transfer any of the Issuer Shares, any interest therein except as pursuant to the Pledge Agreement, unless and until (A) the Issuer Shares shall have first been registered under the Act and/or all applicable state securities laws; or (B) Shareholder shall have first delivered to Issuer a written opinion of counsel, which counsel and opinion (in form and substance) shall be reasonably satisfactory to Issuer, to the extent that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws.

iii.

Investment Intent.  Member is acquiring the Issuer Shares for Investment purposes only, without a view for resale or distribution thereof.

iv.

Legend.  Member understands that the certificates representing the Issuer Shares will bear the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, further pledged, hypothecated or otherwise disposed of in absence of (i) an effective registration statement for such securities under said Act or (ii) an opinion of counsel that such registration is not required.

5.

Issuer’s Acknowledgement and Mutual Non-Solicitation Covenant.

i.

The Members of the Company have advised Issuer that on or before the Closing, the Members and others will be forming a new company (“Newco”), which will be operating in the marketing and promotion industry.  Additionally, Issuer has been advised that, on or prior to Closing, the accounts listed on Schedule 5(i), which Schedule will be produced prior to Closing, will be transferred by the Company to Newco (the “Newco Accounts”).

ii.  Issuer has reviewed and understands the potential conflicts of interest between and among the Company, the Issuer, Manetta’s employment with the Company post-Closing, and the formation of Newco.  Notwithstanding these potential conflicts, Issuer hereby agrees that Manetta may retain his ownership interest in Newco, subject to Manetta’s obligation to devote his time and effort to the Company post Closing pursuant to his Employment Agreement.  Manetta acknowledges and agrees that post-Closing, should any matter come before the Company or the Issuer regarding its dealings with Newco, the same shall require the consent of Issuer;  and, if a vote of the board of directors of the Issuer is required, Manetta shall abstain from participating in that vote.

iii.

For a period of two years following the Closing,

a.

Newco shall not solicit, directly or indirectly, any accounts that remain with the Company as of the date of the Closing, nor shall Newco encourage any such accounts to discontinue or diminish such account’s relationship with the Company.

b.

Neither Issuer nor the Company shall solicit, directly or indirectly, the Newco Accounts, nor shall either Issuer or Company encourage any Newco Accounts to discontinue or diminish such Newco Account’s relationship with Newco.

iv.

This covenants contained in this Section 5 shall survive the Closing of the transactions contemplated herein.

6.

Closing.  The Closing of the share/membership interest exchange and the transactions contemplated by this Agreement (the “Closing”) shall be on or before June 30, 2006, which date may be extended to July 15, 2006 only upon mutual agreement of Company and the Issuer (in either case, the “Closing Date”).  Subject to the satisfaction of all conditions required under this Agreement and the delivery of all deliverables stated in paragraph 7 below, the Closing shall take place at such location mutually agreed upon by the parties hereto.  If the Closing does not occur by the Closing Date for any reason, then this Agreement shall automatically terminate without further obligation of any of the parties hereto, except as to the parties’ continuing confidentiality obligations assumed hereunder.

7.

Documents to be Delivered at Closing.

Each party’s obligation to close the transactions contemplated herein is conditioned upon the satisfaction of, and the receipt at Closing of, the following deliverables:

i.

By Issuer:

(1)

A certificate executed by senior officer of Issuer confirming that all representations and warranties of Issuer contained in this Agreement are true and correct in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Issuer has performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing.

(2)

Resolution of the Board of Directors authorizing the issuance of  certificates for the number of shares to be delivered to Members pursuant to Schedule 7(i)(2) to be prepared in accordance with the calculations provided in Section 1(ii) hereof and delivered at Closing.

(3)

Schedule for the number of Issuer shares registered in the name of Members pursuant to Schedule 7(i)(2) to be prepared in accordance with the calculations provided in Section 1(ii) hereof and delivered at Closing.

(4)

Certificates for the number of Issuer shares registered in the name of Issuer pursuant to Schedule 7(i)(2) to be prepared in accordance with the calculations provided in Section 1(ii) hereof and delivered at Closing.

(5)

 Resolution of the Board of Directors of the Issuer, effective as of the Closing, electing the initial managers of the Company post Closing.

(6)

Resolutions of the Managers of the Company effective as of the Closing authorizing the execution and delivery of the Ancillary Agreements.

(7)

Such other resolutions of Issuer’s stockholders and/or directors as may reasonably be required by Company and Members.

(8)

Such other agreements relating to the transaction as may reasonably be required by the Company or Members.

(9)

Certificate of Good Standing from the State of Arizona and all other jurisdictions in which Company needs to be qualified.

(10)

Copy of the 8K to be filed with the SEC.

(11)

Copy of a draft press release for review and prior approval by Company and Members.

(12)

Employment agreement for Manetta, upon terms and conditions acceptable to Issuer and Manetta.

(13)

Copy of Board Resolution appointing Manetta to the Board of Directors of the Issuer.

(14)

Cash payment in immediately available funds to Members as set forth in paragraph 1(ii)

(15)

Warrants as set forth in paragraph 1(iv).

(16)

Consulting Agreement for Gershwin upon terms and conditions acceptable to Issuer and Gershwin executed on behalf of the Company (but the same shall not be a condition of Closing, as provided in paragraph 1((xiii).

Additionally, as a condition to the Company’s and the Members’ obligation to close the transactions contemplated herein, Issuer shall have obtained all consents required, and no action by any court, governmental authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage Issuer, the Company or the business of either of them if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of Issuer to own, operate or transfer the Company or the business of either the Issuer or the Company after the Closing.  There shall not be any regulation or court order that makes the acquisition of the membership interests in the Company contemplated hereby illegal or otherwise prohibited.

ii.

By Company and Members:

(1)

Delivery to the Issuer of such documents as are reasonably required in order to transfer to Issuer good and marketable title to the membership interests in the Company.

(2)

Resolution by the Members approving the transaction.

(3)

Copies of the business and corporate records of the Company, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of Members and meetings, financial statements, Member transfer records, agreements, and contracts. Other than basic records, the Company shall retain all other records at its current principal address.

(4)

A certificate of good standing for the Company from the State of New York.

(5)

Such other resolutions of the Company and Members as may reasonably be required by Issuer.

(6)

Such other agreements relating to the transaction as may reasonably be required by the Issuer.

(7)

Delivery of all Schedules to be provided by the Company.

(8)

Subject to paragraph 1(xiv), confirmation of the conversion of the Company to a C-corporation.

8.

ARBITRATION.  Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Chicago, Illinois, in accordance with the Commercial Rules of the American Arbitration Association (the “AAA”) then existing.  A single arbitrator shall be mutually agreed upon by the parties; and absent such agreement, the parties shall request that the AAA select an arbitrator from a panel approved by the parties hereto.  The arbitrator shall have authority and power to decide all arbitrable issues.  Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The prevailing party in such claim or controversy shall be entitled to recover all costs and expenses of such claim or controversy, including attorney’s fees from the non-prevailing party.

9.

POST-CLOSING AGREEMENTS.

i.

Further Assurances.  The parties shall execute such further documents and perform such further acts, as may be necessary to effect the transactions contemplated hereby, on the terms herein contained and otherwise to comply with the terms of this Agreement, provided, that, except as contemplated by this Agreement, no party shall be required to waive any right or incur an obligation in connection therewith.

ii.

Indemnification of Directors and Officers.  For at least seven (7) years after the Closing Date, Issuer shall (a) maintain in effect the current provisions regarding the indemnification of officers and directors contained in Issuer’s Certificate of Incorporation and Bylaws; provided, however, Issuer may adopt new indemnification provisions no less favorable than the current provisions as to the persons who served as directors and officers of Issuer prior to the Closing Date; and (b) indemnify the persons who served as directors and officers of Issuer prior to the Closing Date to the fullest extent to which Issuer is permitted to indemnify such officers and directors under its Certificate of Incorporation and ByLaws and applicable law as in effect immediately prior to the Closing Date.

iii.

Press Release Issuer and Members agree that no public announcement of the specifics of this transaction or a disclosure of the parties to this agreement will be made until both Issuer and the Company agree as to the content and the 8K filing with the SEC is completed and on record. The parties hereto agree that they will take steps to insure that this provision is adhered to by Issuer and Company principals, employees, agents and representatives.

10.        MISCELLANEOUS.

i.

Captions and Headings.  The headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

ii.

No Oral Change.  This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

iii.

Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (1) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (2) the acceptance of performance of any thing required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (3) no waiver of any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

iv.

Access.   During the period from the date this Agreement is signed by both parties until the Closing, each party will afford the other, upon reasonable notice, full and free access to the other, its personnel, contracts, books and records and all other documents and data.

v.

Confidential Information Agreement.  Prior to the commencement of due diligence hereunder, Issuer and Company shall enter into a Confidential Information Agreement in the form annexed hereto as Appendix A.  The obligations of the parties to that Confidentiality Agreement shall survive the termination of this Agreement for any reason.

vi.

Entire Agreement.  This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

vii.

Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

Issuer:

Greens Worldwide Incorporated

346 Woodland Church Road

Hertford, NC 27944

Attention:  R. Thomas Kidd, CEO

Company and Members:

Worldwide Marketing and Media Group, LLC

733 Third Avenue

New York, NY 10017

With a copy to:

Foreht, Last, Landau, Miller & Katz, LLP

228 East 45th Street

New York, New York 10017

Attention Peter Landau, Esq.

(acting on behalf of Edward Manetta)

and

Wolff & Samson PC

The Offices at Crystal Lake

One Boland Drive

West Orange, New Jersey 07052

Attention:  Peter Nussbaum, Esq.

(acting on behalf of Todd Gershwin)

viii.

Conditions of Closing.   The resolution to the satisfaction of both parties of issues relating to Employment Agreement, Confidentiality Agreements, due diligence, and any exceptions resulting from claims or potential claims against either the Company or the Issuer are a condition of the Closing.

[the rest of this page is left intentionally blank]

ix.

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 12th day of May, 2006.

Worldwide Marketing and Media

Greens Worldwide Incorporated

Group, LLC (COMPANY)

(ISSUER)

By:  s/ Edward Manetta

by: s/ R. Thomas Kidd

Its CEO

Its CEO

Members:

s/ Edward Manetta

Edward Manetta

s/ Todd Gershwin

Todd Gershwin

APPENDIX A

CONFIDENTIALITY AGREEMENT

Confidential and Proprietary Information Non-Disclosure Agreement

This AGREEMENT made as of May ___, 2006 by and between Greens Worldwide, Inc. ("GRWW") with offices at 346 Woodland Church Road, NC 27944 and Worldwide Marketing and Media Group, L.L.C. ("WMMG") with office at 733 Third Avenue, New York, NY 10017

WITNESSETH THAT:

WMMG and GRWW wish to discuss the possibility of a business transaction as more fully detailed in that certain Agreement For The Exchange Of Common Stock For Membership Interests executed on this date by GRWW, WMMG and the members of WMMG (the “Purchase Agreement”).  To enable the parties to proceed with due diligence as contemplated by the Purchase Agreement, to negotiate the transactions contemplated therein, each party hereto may be furnishing the other with information which is proprietary and confidential to the party furnishing said information.  For purposes of this Agreement, the party furnishing such information shall be deemed the “Disclosing Party” and the recipient of that information shall be deemed the Receiving Party.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which is hereby confirmed by both parties, the parties hereto hereby agree as follows:

1.  Definitions.

a.

"Confidential Information" as used herein shall mean all confidential or proprietary written, recorded or oral information or data including, without limitation, manufacturing, technical, marketing, sales, sources of supply, financial, operating, performance, cost, business and process information or data, know-how and trade secrets provided by the Disclosing Party or its Affiliates in connection herewith, whether such confidentiality or proprietary status is  indicated orally or in writing or in a context in which the Disclosing Party reasonably communicated, or the Receiving Party should reasonably have understood, that the information should be treated as confidential, whether or not the specific words "confidential" or "proprietary" are used.  The fact that Confidential Information has been made available hereunder and that discussions are occurring with respect to the purposes hereof (and the status of such discussions) shall itself be treated as "Confidential Information" hereunder.

b.

"Affiliates"  shall mean the parents, subsidiaries or other affiliates of each of WMMG and GRWW and the officers, directors, employees, counsel, agents and other representative thereof.

2.

Confidential and Non-Use.  Each party hereto, in its role as a Receiving Party, and in consideration of the other party, as a Disclosing Party, providing, or causing to be provided, Confidential Information of the Disclosing Party or its Affiliates, agrees that it shall:

a.

Hold confidential and not disclose, without the prior written consent of the Disclosing Party, to persons or entities other than (i) the Receiving Party’s officers and directors, and then only a need to know basis for the purposes of evaluating the transaction contemplated hereby and by the Purchase Agreement, and (ii) to those of the Receiving Party’s financial, tax and legal advisors necessary to enable the Receiving Party to evaluate the transaction contemplated hereby and by the Purchase Agreement;  provided that in the latter case, each such advisor is first be advised of the confidentiality obligations imposed herein and agrees to be so bound.  If the Receiving Party is required to return confidential information, as provided herein below, this obligation shall include such Receiving Party’s obligation to retrieve from its advisors any Confidential Information provided to such advisors; and

b.

Use such Confidential or Proprietary Information only for the purposes set forth herein, and for no other purposes whatsoever, except with the prior written consent of the other, which consent may be withheld in the sole discretion of the Disclosing Party; and

c.

Upon the earlier of (i) 20 days of receipt of a written request from the Disclosing Party, or (ii) termination of the Purchase Agreement for any reason, return all Confidential Information received and obtained during the course of the discussions contemplated herein, including without limitation the return of all copies, summaries and excerpts thereof and/or therefrom, and all portions of documents prepared by or for WWMG or GRWW which contain Confidential Information of the Disclosing Party.  Upon the return of the Confidential Information of the Disclosing Party, the Receiving Party shall also provide to the Disclosing Party a certificate of an officer of the Receiving Party confirming that all such materials have been returned as required hereby.

d.

For the avoidance of doubt, neither party shall disclose to any of its Affiliates the Confidential Information of the Disclosing Party without the prior written consent of the Disclosing Party, which consent may be withheld in the sole discretion of the Disclosing Party.

3.

Exceptions to the Confidentiality and Non-Use Obligations.  The obligations imposed by Section 2 hereof shall not apply to any Confidential Information if or when, and to the extent that, such Confidential Information:

a.

Was known, without restriction, to the Receiving Party or its Affiliates prior to the receipt of the Confidential Information from the Disclosing Party or its Affiliates;

b.

Was, or becomes known to the public through no breach of the Receiving Party’s obligations hereunder;

c.

Becomes known to the Receiving Party or its Affiliates from sources other than the Disclosing Party or its Affiliates under circumstances not involving any breach of any confidentiality obligation between such source and/or its Affiliates;

d.

Is independently developed by the Receiving Party or its Affiliates, as evidenced by supporting documentation; or

e.

Is required to be disclosed pursuant to a subpoena or other similar order demanding such disclosure;  provided, however, that in the case of (e) the Receiving Party shall first advise the Disclosing Party of the demanded disclosure, affording the Disclosing Party the opportunity to seek to quash or otherwise limit same, with which effort the Receiving Party shall cooperate.

4.

Termination; Duration of Obligations.  This Agreement may be terminated by either party on 30 days prior written notice with respect to subsequent disclosures and, unless sooner terminated by the parties hereto, shall so terminate three (3) years from the date hereof, provided, however, that the obligations not to use or disclose and to return Confidential Information already disclosed at the time of termination shall continue until five (5) years after the date hereof, subject, however, to the limitations on such obligations specified under Section 3 hereof.  Notwithstanding the foregoing, at any time and from time to time prior to the expiration of such obligations, either party or its Affiliates may designate any of the Confidential Information provided thereby as a “trade secret” or “know-how” in nature, in which event the obligations imposed hereunder shall continue indefinitely, subject only to the limitations contained in Section 3.

5.

Waivers; Amendments.  This Agreement may not be modified, amended or waived except by a written instrument duly executed by both parties.  Disclosing Party’s failure to enforce any breach of this Agreement by the Receiving Party shall not constitute a waiver of any subsequent breach of that or any other provision hereunder.

6.

Assignment; Binding Agreement.

This Agreement may not be assigned by either party without the prior written consent of the other, which consent may be withheld in the sole discretion of the other party.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  For purposes of this provision, a merger or change in control of Receiving Party or sale of all or substantially all of its assets shall be deemed an assignment.

7.

Governing Law.  This Agreement is made subject and shall be construed under the laws of the State of New York.

8.

Remedy for Breach.  Each party acknowledges and agrees that: (a) the Confidential Information is proprietary to and valuable information of Disclosing Party, and (b) Disclosing Party derives economic value from the Confidential Information not being generally known to other persons who can obtain economic value from its disclosure or use. Each Receiving Party agrees that any breach of this Agreement shall cause immediate and irreparable harm to Disclosing Party, for which monetary damages would be inadequate or difficult to ascertain. Each Receiving Party therefore agrees that upon the existence of any such breach or threatened breach, Disclosing Party shall be entitled to immediately obtain a temporary restraining order and a permanent injunction as well as any other appropriate equitable relief from any court having jurisdiction over the matter, without the need to post a bond or to prove actual damages.  This paragraph will not limit Disclosing Party’s right to obtain monetary damages in addition to such equitable relief.  If Disclosing Party must bring an action to enforce its rights hereunder, the receiving party further agrees that Disclosing Party shall be entitled to recover all reasonably attorneys’ fees and court costs so incurred.

9.

Entire Agreement.  This Agreement represents the entire understanding of the parties hereto regarding the subject matter hereof, superseding all prior understandings be they oral or written.

10.

Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which shall be deemed one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their fully authorized representatives.

GREENS WORLDWIDE, INC.

WORLDWIDE MARKETING AND

MEDIA GROUP, L.L.C.

By:

s/    R. Thomas Kidd

By: s/  Edward Manetta

Name:

R. Thomas Kidd

Name: Edward Manetta

Title:

CEO

Title:

CEO